Exhibit 5.1

Honigman Miller Schwartz and Cohn LLP

Attorneys and Counselors

January 20, 2011

Amerigon Incorporated

21680 Haggerty Rd., Ste. 101

Northville, MI 48167

Ladies and Gentlemen:

We are acting as counsel to Amerigon Incorporated, a Michigan corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Company has provided us with a prospectus (the “Prospectus”), which forms part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).

The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, relates to the proposed issuance and sale from time to time by the Company, pursuant to Rule 415 of the Securities Act, of up to $100,000,000 aggregate initial offering price of the following securities of the Company: (i) shares of common stock, without par value (the “Common Stock”); (ii) shares of preferred stock, without par value (the “Preferred Stock”), in one or more classes or series; (iii) warrants to purchase any of the securities described in clauses (i) or (ii) above (collectively, the “Warrants”); (iv) rights to purchase any of the securities described in clauses (i) or (ii) above (collectively, the “Rights”); or (v) units comprised of one or more shares of the Common Stock, shares of the Preferred Stock, Warrants and Rights, in any combination and in one or more series (collectively, the “Units”). The Common Stock, the Preferred Stock, the Warrants, the Rights and the Units are collectively referred to herein as the “Securities” and each, a “Security.”

The law covered by the opinions expressed in this opinion letter is limited to the internal law of the State of Michigan, without regard to choice of law principles.

Based upon our examination of such documents and other matters as we deem relevant, it is our opinion that:

1. When (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act, (ii) the Prospectus, any and all Prospectus Supplement(s) required by law and any other offering material with respect to the offer and sale of the Common Stock have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (iii) all necessary corporate action has been taken by the Company to approve the issuance of the Common Stock and the consideration to be received therefor, and (iv) the Common Stock, if any, has been duly issued and delivered against payment therefor in accordance with the Prospectus and applicable Prospectus Supplement(s) relating to the Registration Statement and in accordance with any applicable duly authorized, executed and delivered

2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

(313) 465-7000

Detroit Lansing • Oakland County • Ann Arbor • Kalamazoo

Amerigon Incorporated

January 20, 2011

purchase, underwriting or similar agreement, or warrant, rights, or unit purchase agreement, as applicable, and such corporate action, such Common Stock will be legally issued, fully paid and non-assessable.

2. When (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act, (ii) the Prospectus, any and all Prospectus Supplement(s) required by law and any other offering material with respect to the offer and sale of the Preferred Stock have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (iii) all necessary corporate action has been taken by the Company to approve the creation, the terms and the issuance of the Preferred Stock and the consideration to be received therefor, (iv) the applicable amendment to the Company’s Articles of Incorporation, including any certificate of designation, fixing the terms of such Preferred Stock has been filed with the State of Michigan, and (v) the Preferred Stock, if any, has been duly issued and delivered against payment therefor in accordance with the Prospectus and applicable Prospectus Supplement(s) relating to the Registration Statement and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement or warrant, rights, or unit purchase agreement, as applicable, and such corporate action, such Preferred Stock will be legally issued, fully paid and non-assessable.

3. When (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act, (ii) the Prospectus, any and all Prospectus Supplement(s) required by law and any other offering material with respect to the offer and sale of the Warrants have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (iii) all necessary corporate action has been taken by the Company to approve the creation, the issuance and the terms of the Warrants, the terms of the offering of the Warrants and related matters and to authorize the form, terms, execution and delivery of a warrant agreement or agreements (including a form of certificate evidencing the Warrants) relating to the Warrants, (iv) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company, and (v) the Warrants or certificates representing the Warrants, if any, have been duly executed, countersigned, registered, issued and delivered against payment therefor in accordance with the Prospectus and applicable Prospectus Supplement(s) relating to the Registration Statement and in accordance with the appropriate warrant agreement or agreements and any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement and such corporate action, such Warrants will be duly authorized and legally issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting the enforcement of creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance, regardless of whether considered in a proceeding at law or in equity.

2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

(313) 465-7000

Detroit Lansing • Oakland County • Ann Arbor • Kalamazoo

Amerigon Incorporated

January 20, 2011

4. When (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act, (ii) the Prospectus, any and all Prospectus Supplement(s) required by law and any other offering material with respect to the offer and sale of the Rights have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (iii) all necessary corporate action has been taken by the Company to approve the creation, the issuance and the terms of the Rights, the terms of the offering of the Rights and related matters and to authorize the form, terms, execution and delivery of a rights agreement or agreements (including a form of certificate evidencing the Rights) relating to the Rights, (iv) such rights agreement or agreements have been duly authorized and validly executed and delivered by the Company and the rights agent appointed by the Company, and (v) Rights or certificates representing them, if any, have been duly executed, countersigned, registered, issued and delivered against payment therefor in accordance with the Prospectus and applicable Prospectus Supplement(s) relating to the Registration Statement and in accordance with the appropriate rights agreement or agreements and any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement and such corporate action, such Rights will be duly authorized and legally issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting the enforcement of creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance, regardless of whether considered in a proceeding at law or in equity.

5. When (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act, (ii) the Prospectus, any and all Prospectus Supplement(s) required by law and any other offering material with respect to the offer and sale of the Units have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (iii) all necessary corporate action has been taken by the Company to approve the creation, the issuance and the terms of the Units, the terms of the offering of the Units and related matters and to authorize the form, terms, execution and delivery of a unit purchase agreement (including a form of certificate evidencing the Units) relating to the Units, (iv) such unit purchase agreement or agreements have been duly authorized and validly executed and delivered by the Company and the units agent appointed by the Company, and (v) Units or certificates representing them, if any, have been duly executed, countersigned, registered, issued and delivered against payment therefor in accordance with the Prospectus and applicable Prospectus Supplement(s) relating to the Registration Statement and in accordance with the appropriate unit purchase agreement or agreements and any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement and such

2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

(313) 465-7000

Detroit Lansing • Oakland County • Ann Arbor • Kalamazoo

Amerigon Incorporated

January 20, 2011

corporate action, such Units will be duly authorized and legally issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting the enforcement of creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance, regardless of whether considered in a proceeding at law or in equity.

In giving the opinions set forth in paragraphs 1, 2, 3, 4 and 5 above, we have assumed that (i) at or prior to the time of the delivery of each Security, the authorization of the Securities will be applicable to each Security and will not have been modified or rescinded, and there will not have occurred any change in law affecting such Security, including its validity or enforceability, (ii) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security nor the compliance by the Company with the terms of such Security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company, and (iii) at the time of issuance and sale of any Securities, a sufficient number of such Securities will be authorized and available for issuance, and a sufficient number of Securities which such Securities are convertible into, or exchangeable or exercisable for, will be authorized and available for issuance, as applicable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission under the Securities Act.

Very truly yours,

/s/ HONIGMAN MILLER SCHWARTZ AND COHN LLP

c:	KJP/DVG/KWB/RZK/MSB

2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

(313) 465-7000

Detroit Lansing • Oakland County • Ann Arbor • Kalamazoo